UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2010

PAID, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28720	73-1479833
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

236 Huntington Ave., 5th Fl, Boston, MA	02115
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-861-6050

4 Brussels Street, Worcester, MA 01610
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)  Mr. Christopher Culross, age 43, has been promoted to become the Company’s Chief Financial Officer effective March 18, 2010.  Prior to this position, Mr. Culross served as the Chief Financial Officer of G.V. Moore Lumber Co., Inc., from 2007 until 2009, as Corporate Controller for ClearStory Systems, Inc. from 2005 to 2007, as Chief Financial Officer/Chief Operating Officer for the Center for Living and Working, Inc., from 2002 to 2005, and as Director of Budgeting and Planning for ACT Manufacturing, Inc. from 2000 to 2002.  Mr. Culross’s annual salary is $150,000 plus bonus incentive of up to $25,000.  Mr. Culross holds a Bachelor of Science degree in Business Administration from Northeastern University

Mr. Culross joined the Company’s accounting department in October 2009, and was selected as the Chief Financial Officer effective March 18, 2010, due to his strong public company accounting skills and experience.  The Company’s current Chief Financial Officer, Richard Rotman, will continue with the Company as its Chief Operating Officer, effective March 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAID, INC.

Date: March 18, 2010	By:	/s/ Gregory Rotman
Gregory Rotman, President